Exhibit 10.14
TWO HUNDRED SIXTH AMENDMENT
TO
THIRD AMENDED AND RESTATED
AGREEMENT OF LIMITED PARTNERSHIP
OF
NSA OP, LP
AND
FIRST AMENDMENT TO
PARTNERSHIP UNIT DESIGNATION OF
SERIES A-1 CUMULATIVE REDEEMABLE PREFERRED UNITS
OF
NSA OP, LP

This Two Hundred Sixth Amendment (this "Amendment") to the Partnership Agreement (as defined below) of NSA OP, LP (the "Partnership"), and this First Amendment to the Partnership Unit Designation of Series A-1 Cumulative Redeemable Preferred Units, dated as of January 5, 2018 (the "Series A-1 Partnership Unit Designation") is made and entered into as of July 29, 2021 by National Storage Affiliates Trust, a Maryland real estate investment trust and sole general partner of the Partnership (the "General Partner").
RECITALS:
A.Pursuant to the Third Amended and Restated Agreement of Limited Partnership, dated as of April 28, 2015, as amended through the date hereof (the "Partnership Agreement"), the Partners set forth their agreement with respect to the Partnership and its affairs. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Partnership Agreement.
B.Pursuant to Section 7.3(c)(iii) and (i) of the Partnership Agreement, the General Partner shall have the exclusive power, without the prior consent of a Majority in Interest (or as applicable 50% of the Voting Power of the Class B OP Units) to amend the Partnership Agreement (including any Partnership Unit Designation) as may be required to to correct any provision in the Partnership Agreement not inconsistent with law or with other provisions and to add obligations of the General Partner for the benefit of the Limited Partners.
1)Pursuant to Section 7.3(c)(iii), the General Partner wishes to amend two incorrect cross references in the Partnership Agreement.
2)Pursuant to Section 7.3(c)(i), the General Partner wishes to amend the Series A-1 Partnership Unit Designation for the benefit of the holders of the Series A-1 Preferred Units to provide such holders with certain Piggyback Redemption Rights (as defined below), which were inadvertently omitted from the Series A-1 Partnership Unit Designation.

NOW, THEREFORE, the General Partner desires to effect this Amendment to the Partnership Agreement and the Series A-1 Partnership Unit Designation as provided herein:
1.The General Partner hereby approves the following:
a)The definitions of "Class A Capital Contributions" and "Class B Capital Contributions" in Article I of the Partnership Agreement is hereby amended to replace the cross-reference to "Section 4.3(c)" with a cross-reference to "Section 4.4(c)" in each case.
b)The final sentence of Section 8.6(c) of the Partnership Agreement is hereby amended to add "as set forth in Section 8.7(a) hereof" after the closing of parenthetical and before the colon and to replace such colon with a period.
c)Section 8.7(d) of the Partnership Agreement is hereby amended to replace the cross-reference to "Section 8.6(e)" with a cross-reference to "Section 8.7(c)."
d)The Series A-1 Partnership Unit Designation is hereby amended to add a new Section 11 as follows:
Section 11. Piggyback Redemption Right
(a)     If the General Partner elects to redeem or otherwise repurchase all, but not less than all, of its outstanding REIT Series A Preferred Shares and parity preferred shares, if any, but not the Partnership's outstanding Series A-1 Preferred Units, the Partnership shall provide written notice of such election to the holders of the Series A-1 Preferred Units on the same date that the General Partner provides notice of redemption to the holders of the REIT Series A Preferred Shares and parity preferred shares, if any (the "Piggyback Redemption Notice").

(b)     The Piggyback Redemption Notice will offer holders of the Series A-1 Preferred Units the right (the "Piggyback Redemption Right") to have such units redeemed by the Partnership for cash at a redemption price equal to the Stated Value per Series A-1 Preferred Unit, plus all accrued and unpaid distributions thereon (whether or not authorized or declared) up to but excluding the date fixed for redemption (other than any distribution with a record date before the applicable redemption date and a payment date after the applicable redemption date, which will be paid on the payment date notwithstanding prior redemption of such units), without interest, to the extent the Partnership has funds legally available for that purpose.

(c)    In addition to any information required by law, the Piggyback Redemption Notice will state: (i) the redemption date; (ii) the redemption price; (iii) the procedures for surrendering Series A-1 Preferred Units for payment of the redemption price; (iv) that distributions on the Series A-1 Preferred Units to be redeemed will cease to accrue on such redemption date;  (v) that payment of the redemption price and any accumulated and unpaid distributions will be made upon presentation and surrender of such Series A-1 Preferred Units; and (vi) that, in order to exercise the Piggyback Redemption Right, each holder of Series A-1 Preferred Units must return a fully completed and executed notice of election (the form of which will be provided in the Piggyback Redemption Notice) (the "Piggyback Election Form") by the election deadline set forth in the Piggyback Election Form (which election deadline will generally be set 15 days after the date of the Piggyback Redemption Notice).

(d)    The Partnership will send the Piggyback Redemption Notice to the address of each holder of Series A-1 Preferred Units shown on the Partnership's books and records. A failure by the Partnership to give notice or any defect in the notice or in its mailing will not affect the validity of the redemption of any Series A-1 Preferred Units except as to the holder to whom notice was defective or not given. The Partnership, in its sole and absolute discretion, will deem a failure by a holder to return a duly completed Piggyback Election Form by the election deadline as an election not to exercise the Piggyback Redemption Right.

2.Partnership Agreement. Except as set forth herein, the Partnership Agreement shall remain in full force and effect.
3.Series A-1 Partnership Unit Designation. Except as set forth herein, the Series A-1 Partnership Unit Designation shall remain in full force and effect.
4.Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of Delaware.

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IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, has duly executed this Amendment as of the date first written above.

NSA OP, LP

By: National Storage Affiliates Trust,
its General Partner

By:	/s/ Tamara D. Fischer
Name:	Tamara D. Fischer
Title:	President and Chief Executive Officer

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